VENTURE BRIDGE ADVISORS

May 9, 2004

Marc Pilkington, President
Franklin Scientific, Inc.
1010 University Avenue PMB 40
San Diego CA 92103

Dear Marc:

After having received the consent of all required parties, we wish to inform the company that we hereby contribute, for no consideration, 5,385,750 common shares of the Company to the Franklin Scientific Executive Compensation Plan.

Sincerely

s/David R. Koos

President